CONSENT OF WILLKIE FARR & GALLAGHER LLP
We hereby consent to the reference to our Firm under the headings “Federal Tax Consequences,” “Other Service Providers” and “Material U.S. Federal Income Tax Consequences of the Reorganization” in the Combined Prospectus/Proxy Statement filed on Form N-14.

/s/ Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP
New York, New York
July 8, 2010